EXHIBIT 20

                              OFFICER'S CERTIFICATE
                        ANNUAL STATEMENT AS TO COMPLIANCE

          I, Arthur Q. Lyon, Chief Financial Officer of The Money Store Inc., a New Jersey Corporation (the "Company"), do hereby certify that:

          As servicer under the Pooling and Servicing Agreement dated as of August 31, 1998 (the "Agreement") with respect to The Money Store Asset Backed Certificate, Series 1998-C; (i) the Company has generally complied with the provisions of Article IV and V, (ii) a review of the activities of the Company and the Claims Administrator during the preceding calendar year and of performance under the Agreement has been made under my supervision, and (iii) to the best of my knowledge, based on such review, the Company has fulfilled, in all material respects, its obligations under the Agreement throughout such year. The Company shall continue to audit and monitor its servicing procedures and reports and, if any material variations are found, shall amend such reports.

          The Company has provided this Officer's Certificate to those parties listed in Section 5.04 of the Agreements.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate as of April 16, 2001.


                                              /s/ Arthur Q. Lyon
                                             ---------------------------
                                             Arthur Q. Lyon
                                             Chief Financial Officer

                             MANAGEMENT'S ASSERTION

As of and for the year ended December 31, 2000, The Money Store Inc. (the Company) has complied in all material respects with the minimum servicing standards relating to its servicing of home equity and home improvement loans, set forth in the Mortgage Bankers Association of America's UNIFORM SINGLE ATTESTATION PROGRAM FOR MORTGAGE BANKERS.

As of and for the year ended December 31, 2000, the Company had in effect fidelity bond and errors and omissions policies in the amounts of $206 million and $20 million, respectively.



/s/ Arthur Q. Lyon                                              March 1, 2001
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     Arthur Q. Lyon                                                 Date
  Chief Financial Officer
   The Money Store Inc.


/s/ Russell B. Pleasants                                       March 1, 2001
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     Russell B. Pleasants                                           Date
 Senior Vice President/Manager
     The Money Store Inc.